CareView Communications, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: CRVW
June 16, 2017	TRADED: OTCQB

CAREVIEW COMMUNICATIONS HIRES JON FREEMAN AS CHIEF FINANCIAL OFFICER

Lewisville, TX -- CareView Communications, Inc. ("CareView" or the "Company") (OTCQB: CRVW), an information technology provider to the healthcare industry, announced today that Jon Freeman joined the Company on June 12, 2017 as Chief Financial Officer.

Previously, Mr. Freeman brings over 25 years of experience in finance, operations and management experience with public and private companies in the medical device, technology, industrial manufacturing and professional services industries. Most recently, Mr. Freeman served as Chief Financial Officer and Vice President of Medafor, Inc., a privately-held, post-FDA approved medical device corporation that develops, manufactures and sells a hemostatic agent product line. Medafor was acquired by C.R.Bard [NYSE: BCR] in October 2013, after which he provided CFO consulting services to a variety of companies with a primary focus on early-stage life science companies.

Steven G. Johnson, CareView's President and Chief Executive Officer, stated, "We have been seeking a CFO for some time now and are pleased to have Jon join our CareView team. His extensive professional history with companies like ours is sure to be invaluable to us as we work together to continue CareView's forward progress."

Mr. Freeman earned his B.A. in Economics from St. Olaf College and his MBA from University of Texas.

About CareView Communications, Inc.

CareView's mission is to be the leading provider of products and on-demand application services for the healthcare industry by specializing in bedside video monitoring, archiving and patient care documentation systems and patient entertainment services. Through the use of telecommunications technology and the Internet, our products and on-demand services will greatly increase the access to quality medical care and education for both consumers and healthcare professionals. We offer the next generation of patient care through our unique data and patient monitoring system that connects patients, families and healthcare professionals (the "CareView System®"). Our proprietary, high-speed data network system may be deployed throughout a healthcare facility to provide the facility with recurring revenue and infrastructure for future applications. Real-time bedside and point-of-care video monitoring and recording improve efficiency while limiting liability, and entertainment packages and patient education enhance the patient's quality of stay. Through continued investment in patient care technology, we are helping hospitals and assisted living facilities build a safe, high quality healthcare delivery system that best serves the patient, while striving for the highest level of patient satisfaction and comfort. CareView is dedicated to working with all types of hospitals, nursing homes, adult living centers and selected outpatient care facilities domestically and internationally. Corporate offices are located at 405 State Highway 121 Bypass, Suite B-240, Lewisville, TX 75067. More information about the Company and its products and services is available on the Company’s website at www.care-view.com.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of CareView Communications, Inc. to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the beliefs and expectations of the company's management as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside of the company's control.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: including market acceptance of the Company’s services and projects and the Company’s continued access to capital and other risks and uncertainties. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. More information is available on CareView's website at www.care-view.com.

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Contact:

Steven Johnson

President and Chief Executive Officer

CareView Communications, Inc.

(972) 943-6050